EXHIBIT 10.20

EXECUTION COPY

SECURITY TRANSFER AGREEMENT

12 May 2006

between

KABEL DEUTSCHLAND VERTRIEB UND SERVICE GMBH & CO. KG

as Transferor

and

THE ROYAL BANK OF SCOTLAND PLC

as Security Agent

Allen & Overy LLP

THIS SECURITY TRANSFER AGREEMENT (the Agreement) is made on 12 May 2006

BETWEEN:

(1)                                  KABEL DEUTSCHLAND VERTRIEB UND SERVICE GMBH & CO. KG, a limited partnership (Kommanditgesellschaft) organised under the laws of Germany, having its corporate seat in Unterföhring (Landkreis München), Germany, which is registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Munich under registration number HRA 83902

(the Transferor); and

(2)                                  THE ROYAL BANK OF SCOTLAND PLC, a public limited company, having its registered office at: 36 St. Andrew Square, EH2 2YB Edinburgh, Scotland, incorporated under the laws of Scotland and being registered with the Companies House under registration number SC 090312

(the Security Agent).

The Transferor and the Security Agent are hereinafter collectively referred to as the Parties.

WHEREAS:

(A)                              The Lenders (as defined below) have agreed to make available to each of the Borrowers (as defined below) certain credit facilities on the terms of and subject to the Credit Agreement (as defined below).

(B)                                It is a condition to the Lenders making the credit facilities available pursuant to the Credit Agreement that the Pledgor enters into this Agreement.

(C)                                The other Finance Parties (as defined below) have appointed the Security Agent to act as their security trustee under German law (Treuhänder) pursuant to and in accordance with the Security Trust Agreement (as defined below) in relation to the security provided hereunder.

IT IS AGREED as follows:

1.                                      INTERPRETATION

1.1                               Definitions

In this Agreement:

Accounting Principles means accounting principles, policies, standards, bases and practices which, as at the date of the Credit Agreement, are in accordance with the German generally accepted accounting principles (Grundsätze ordnungsgemäßer Buchführung und Bilanzierung).

Additional Borrower means a member of the Group which becomes a borrower under the Credit Agreement after the date of its execution.

Additional Facility means an Add-On Facility or an External Facility.

Add-On Facility Accession Agreement means an accession deed pursuant to which any person or entity accedes to the Credit Agreement as provider of an Add-On Facility.

Add-On Facility means any additional loan facility provided under the Credit Agreement which has Eligible Terms.

Add-On Facility Lender means:

(a)                                  an Original Add-On Facility Lender; or

(b)                                 any person which has become a lender under an Add-On Facility.

Administrative Party means the Mandated Lead Arrangers, the Facility Agent or the Security Agent.

Agreed Priority Agreement Principles means the principles pursuant to which the Existing Priority Agreement shall be amended.

Ancillary Facility means any facility or financial accommodation (including any overdraft, foreign exchange, guarantee, bonding, documentary or standby letter of credit, credit card or automated payments facility) established by a Lender in place of all or parts of its respective facility commitment.

Ancillary Facility Document means any document evidencing any Ancillary Facility.

Ancillary Lender means any lender providing for an Ancillary Facility.

Ancillary Outstandings means, at any time and with respect to any Ancillary Facility of any Ancillary Lender, the aggregate of all of the following amounts (as calculated by that Ancillary Lender) outstanding at that time under that Ancillary Facility:

(a)                                  all amounts of principal then outstanding under any overdraft, cheque drawing or other account facilities determined on a gross basis unless such facilities are made available on the basis of netting arrangements satisfactory to the Ancillary Lender in which case, such outstanding principal amounts shall be determined on the net debt basis used by that Ancillary Lender;

(b)                                 the maximum potential liability (excluding amounts stated to be in respect of interest and fees) under all guarantees, bonds and letters of credit then outstanding under that Ancillary Facility; and

(c)                                  in respect of any other facility or financial accommodation, such other amount (excluding interest and similar charges) as fairly represents the aggregate exposure of that Ancillary Lender under that facility or accommodation, as reasonably determined by that Ancillary Lender from time to time in accordance with its usual banking practice for facilities or accommodation of the relevant type.

Antenna Device means an antenna device consisting of a parabolic antenna dish, pole, with or without heating system, and all active devices connected thereto, in particular, but not limited to, electronic receiving/transmitting devices and intermediate frequency transmitters (Zwischenfrequenzverteiler).

BGB means the German Civil Code (Bürgerliches Gesetzbuch).

Borrower means KDVS or an Additional Borrower.

Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in London and Frankfurt am Main and which is also a TARGET Day.

Commitment Letter means the commitment letter dated on or about the date of the Credit Agreement 2006 between the Arranger, the Original Lender, KDG and KDVS.

Compliance Certificate means any compliance certificate issued or to be issued by any Obligor in connection with the Credit Agreement setting out the compliance with certain financial ratios and/or covenants.

Credit Agreement means the EUR 1,350,000,000 senior credit agreement dated on or about 13 March 2006 between, amongst others, the Mandated Lead Arranger, the Facility Agent, the Security Agent, KDVS, KDG and the Original Lender providing for EUR 1,350,000,000 senior credit facilities and up to EUR 650,000,000 Add-On Facilities.

DATG means Deutsche Telekom Aktiengesellschaft.

Effective Date shall have the meaning ascribed to that term in the Release Agreement.

Eligible Terms means, in respect of any Additional Facility:

(a)                                  the final maturity date of that Additional Facility must be a date falling at least six months after 31 March 2012;

(b)                                 there must be no amortisation required in respect of that Additional Facility;

(c)                                  that Additional Facility must be a term facility (which, in the case of an External Facility, may include notes, bonds or any other term credit arrangement which is not capable, by its terms, of being repaid or prepaid and redrawn before the date falling at least six months after 31 March 2012 (it being acknowledged that such arrangement may have customary change of control, voluntary prepayment, asset sale and similar prepayment provisions)); and

(d)                                 the purpose must be to fund a Permitted Acquisition;

(e)                                  the principal amount of that Additional Facility (together with the principal amount of all other Additional Facilities) may not exceed the lower of:

(i)                                     €650,000,000; and

(ii)                                  the amount which, if fully utilised on the date of completion of the relevant Permitted Acquisition, would not result in any breach of certain financial covenant ratios;

and

(f)                                    the liabilities of the obligors thereunder are to be treated and rank as a senior debt under the Existing Priority Agreement and/or the Priority Agreement and to have the benefit of all relevant Security Documents (whether through execution of new documents or amendment to existing documents) or (in each case) to have such lower ranking as is agreed by all the lenders of that Additional Facility.  For these purposes relevant Security Documents means Security Documents comprising the same assets and shares comprised in Security Documents executed prior to the establishment of that Additional Facility, it being acknowledged that prior-ranking Security Documents will remain in place (with the proceeds of enforcement of all Security Documents subject to the sharing provisions of the Priority Agreement).

Euro, euro, EUR or € means the single European currency introduced 1 January 1999.

Existing Priority Agreement means the priority agreement in force on the date of the Credit Agreement to which, amongst others, KDG and KDVS are parties (disregarding the amendments implemented to create an amended priority agreement in connection with the Credit Agreement).

External Facility means any term credit agreement which has Eligible Terms.

Event of Default means an event of default under any of the Finance Documents, which entitles the Facility Agent to declare that all or part of any amounts outstanding under the Finance Documents or any of them are immediately due and payable, or payable on demand.

Existing Facility means the €2,600,000,000 facilities made available under an amended and restated credit agreement originally dated 29 March 2004 between, amongst others, KDVS as borrower and Deutsche Bank AG as facility agent.

Facility Agent means The Royal Bank of Scotland plc, a public limited company, having its registered office at: 36 St. Andrew Square, EH2 2YB Edinburgh, Scotland, incorporated under the laws of Scotland and being registered with the Companies House under registration number SC 090312.

Fee Letter means any letter entered into by reference to the Credit Agreement between one or more Administrative Parties and an Obligor setting out the amount of certain fees which are payable, inter alia, in relation to the Credit Agreement.

Finance Document means:

(a)                                  the Credit Agreement;

(b)                                 the Commitment Letter;

(c)                                  a Fee Letter;

(d)                                 an Obligor Accession Deed;

(e)                                  a Transfer Certificate;

(f)                                    an Ancillary Facility Document;

(g)                                 the Hedging Letter;

(h)                                 an Add-On Facility Accession Agreement;

(i)                                     a Hedging Document;

(j)                                     a Security Document;

(k)                                  the Priority Agreement;

(l)                                     a Compliance Certificate;

(m)                               a Request; and

(n)                                 any other document designated as such by the Facility Agent and KDG.

Finance Party means an Administrative Party, an Underwriter, a Lender or a Hedging Bank.

Future Security Assets means any and all assets of the same kind as those specified in Clause 2.1 which will be located in any of the Security Locations, and, as the case may be, labelled as specified in Clause 2.1(a)(i) after the Effective Date.

Germany means the Federal Republic of Germany.

Group means KDG and its Subsidiaries (but excluding any Unrestricted Subsidiary).

HCP means home connection point (Hausübergabepunkt), being a standardised cable connecting box, made of grey plastics, on one side being attached to the coaxial cable as set out under Clause 2.1(b) and being situated in any of the locations set out in the lists of locations shown on the CD-ROM enclosed to this Agreement as Schedule 1 Part 3.

Hedging Letter means a letter dated on or about the date of the Credit Agreement between KDG, the Mandated Lead Arranger and the Facility Agent relating to the interest and currency hedging to be effected by the Group and any other letter designated as such by KDG and the Facility Agent which amends or supplements the terms of that letter.

Hedging means any interest rate or currency swap, derivative transaction or hedging facility.

Hedging Bank means:

(a)                                  each Original Hedging Bank; or

(b)                                 each party (other than an Obligor) which shall at any relevant time be or become a party to any Hedging Document.

Hedging Document means

(a)                                  each master agreement, confirmation or other document evidencing any Hedging provided by a Hedging Bank to an Obligor; or

(b)                                 otherwise entered into on the basis that under the terms of the Finance Documents any party to such document (other than an Obligor) in such regard becomes entitled to the benefit of, among other things, any security interest created under this Agreement.

KDG means Kabel Deutschland GmbH, a limited liability company (Gesellschaft mit beschränkter Haftung) incorporated under the laws of Germany, having its corporate seat in Unterföhring (Landkreis München), Germany, which is registered in the Commercial Register (Handelsregister) at the Local Court (Amtsgericht) of Munich under registration number HRB 145837.

KDVS means Kabel Deutschland Vertrieb und Service GmbH & Co. KG, a limited partnership (Kommanditgesellschaft) organised under the laws of Germany, having its corporate seat in Unterföhring (Landkreis München), Germany, which is registered in the commercial register (Handelsregister) at the local court (Amtsgericht) of Munich under registration number HRA 83902.

Lender means:

(a)                                  the Original Lender;

(b)                                 an Original Add-On Facility Lender; or

(c)                                  any person which becomes a lender after the date of, and in accordance with the terms of, the Credit Agreement,

but only for so long as it has any outstanding commitment or participation in any loan provided under the Credit Agreement or Ancillary Outstanding or any amount is owed to it (whether actually or contingently) in its capacity as Lender.

Mandated Lead Arranger means each of:

(a)                                  The Royal Bank of Scotland plc;

(b)                                 Deutsche Bank AG London;

(c)                                  Goldman Sachs International; and

(d)                                 J.P. Morgan plc.

Obligor means KDG or a Borrower.

Obligor Accession Deed means a deed of accession pursuant to which any person or entity accedes, inter alia, to the Credit Agreement as Additional Borrower.

Original Add-On Facility Lender means any lender providing for an additional facility under the Credit Agreement by way of executing an Add-On Facility Accession Agreement.

Original Finance Party means an Administrative Party, an Original Lender or an Original Hedging Bank.

Original Hedging Bank means each of:

(a)                                  Goldman Sachs International;

(b)                                 Morgan Stanley Capital Services Inc.;

(c)                                  Société Générale;

(d)                                 Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.;

(e)                                  The Royal Bank of Scotland plc;

(f)                                    BNP Paribas S.A.;

(g)                                 Deutsche Bank AG, London;

(h)                                 HSBC Bank plc; and

(i)                                     Calyon Corporate and Investment Bank.

Original Lender means each of:

(a)                                  The Royal Bank of Scotland plc, Niederlassung Frankfurt;

(b)                                 Deutsche Bank AG London;

(c)                                  JPMorgan Chase Bank, N.A.; and

(d)                                 Goldman Sachs Credit Partners L.P.

Original Transferred Assets shall have the meaning ascribed to that term in Clause 2.1 below.

Present Security Asset has the meaning given to it in Clause 2.1.

Priority Agreement means the Existing Priority Agreement amended on a basis consistent with the Agreed Priority Agreement Principles after the date of the Credit Agreement.

Rack means a standardised installation and storage system for electronic equipment with 19’’ width.

Region means the territories of the cities (kreisfreie Städte), municipal associations (Stadtverbände), towns (Gemeinden) and counties (Landkreise) set out in Column 1 of Schedule 2 hereto, including those territories set out in Column 2 of Schedule 2 hereto, but excluding Column 3 of Schedule 2 hereto.

Release Agreement means the release agreement dated on or about the date of this Agreement made between, amongst others, KDG and KDVS as released parties, Deutsche Bank AG London as releasing party and the Security Agent in relation to the release of certain security interests constituted under accessory and non-accessory security granted in connection with the Existing Facility.

Request means any request for the draw down of any credit facility under the Credit Agreement by any Obligor.

Secured Claims means all present and future rights and claims (Ansprüche) (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of any of the Finance Parties against any of the Obligors under the Finance Documents, each as amended, restated, varied, supplemented, novated or extended from time to time, including, without limitation, any increase of principal or interest, in each case together with all costs, charges and expenses incurred by the Finance Parties (or any of them) in connection with the protection, preservation or enforcement of their respective rights under the Finance Documents.

Security means any and all security granted to secure the Secured Claims.

Security Asset means a Present Security Asset and a Future Security Asset.

Security Document means any document evidencing or creating security over any asset of any Obligor to secure any obligation of any Obligor to a Finance Party under any Finance Document referred to under (a) to (i) and (k) to (n) of the definition of “Finance Document”.

Security Location means (i) each of the premises rented or owned by the Transferor as described in more detail in Schedule 1 hereto, and in case of Schedule 1 Part 2 highlighted with a red border, and (ii) the Region (each a Security Location and together the Security Locations).

Security Trust Agreement means the agreement dated on or about the date hereof between, amongst others, KDG, KDVS, the Security Agent and the other Finance Parties under which the Security Agent has been granted certain rights and has assumed certain obligations in relation to the German Security Documents (as defined therein).

Service Level Agreement shall have the meaning ascribed to that term in the Credit Agreement.

Subsidiary means any of:

(a)                                  an entity of which a person has direct or indirect control or owns directly or indirectly more than 50% of the voting capital or similar right of ownership, and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise; or

(b)                                 an entity consolidated for the purpose of the financial statements of any person pursuant to the Accounting Principles.

Underwriter means each of:

(a)                                  The Royal Bank of Scotland plc;

(b)                                 Deutsche Bank AG London;

(c)                                  Goldman Sachs Credit Partners L.P.; and

(d)                                 JPMorgan Chase Bank, N.A.

Unrestricted Subsidiary means any Subsidiary of KDVS or KDG (which is not an Obligor) nominated by KDVS to the Facility Agent at any time when no Event of Default is outstanding.

TARGET Day means a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer System is open for the settlement of payments in Euro.

Transfer Agreement shall have the meaning ascribed to that term in Clause 2.1 below.

Transfer Certificate means any transfer certificate pursuant to which any rights under the Credit Agreement shall be transferred by novation or otherwise to any New Lender.

1.2                               Construction

(a)                                  In this Agreement, unless the contrary intention appears, a reference to:

(i)                                     the Security Agent means the Security Agent acting as agent for and on behalf of the Pledgees unless otherwise provided herein; and

(ii)                                  promptly means promptly (unverzüglich) as contemplated in § 121 (1) BGB.

(b)                                 Where the context so admits, the singular includes the plural and vice versa.

(c)                                  The headings in this Agreement are for convenience only and are to be ignored in construing this Agreement.

(d)                                 Any reference in this Agreement to a defined document is a reference to that defined document as amended, restated, novated or supplemented from time to time.

(e)                                  References to parties herein shall also be deemed to include references to their respective successors, transferees and assignees.

(f)                                    Unless otherwise defined herein or unless the context otherwise requires, terms defined or referred to in the Credit Agreement shall have the same meaning when used herein.

2.                                      TRANSFER OF SECURITY ASSETS

2.1                               The Transferor hereby represents and warrants that it has transferred either full title (Eigentum), or title in the form of co-ownership (Miteigentum) or inchoate rights (Anwartschaftsrecht), in the assets referred to in Clause 2.1(a) to (g) (each inclusive) below (collectively the Original Transferred

Assets) to Deutsche Bank AG London as security agent and transferee under the security transfer agreements listed in Schedule 6 to this Agreement (each a Transfer Agreement and collectively the Transfer Agreements):

(a)                                  all of the following assets situated in the premises set out in Schedule 1 Part 1:

(i)                                     all Racks labelled or marked:

(A)                              “BK”;

(B)                                “Kabel Deutschland GmbH”;

(C)                                “Kabel Bayern GmbH & Co. KG”, “Kabel Hamburg Schleswig-Holstein Mecklenburg-Vorpommern GmbH & Co. KG”, “Kabel Niedersachsen Bremen GmbH & Co. KG”; “Kabel Berlin Brandenburg GmbH & Co. KG”, “Kabel Sachsen Sachsen-Anhalt GmbH & Co. KG” or “Kabel Rheinland-Pfalz GmbH & Co. KG”;

(D)                               “Kabel Deutschland”;

(E)                                 “Kabel Bayern”, “Kabel Schleswig-Holstein”, “Kabel Mecklenburg-Vorpommern, “Kabel Hamburg”, “Kabel Niedersachsen”, “Kabel Bremen”; “Kabel Brandenburg”, “Kabel Berlin”, “Kabel Sachsen-Anhalt”, “Kabel Sachsen” or “Kabel Rheinland-Pfalz”;

(F)                                 “Kabel Deutschland Vertrieb und Service GmbH &Co. KG”; or

(G)                                with any label indicating that the respective asset is owned by the Transferor;

(ii)                                  all electronic devices installed or stored in Racks labelled or marked as set out in Clause 2.1(a)(i) above;

(iii)                               all cables connecting the devices set out in Clause 2.1(a)(i) and 2.1(a)(ii) with each other;

(iv)                              all cabinets labelled or marked as set out in Clause 2.1(a)(i) above;

(v)                                 any Antenna Device labelled or marked as set out in Clause 2.1(a)(i) above;

(vi)                              all AMTV radio link transmission systems (consisting of Antenna Devices, poles, with or without heating systems, and all active devices connected thereto, in particular, but not limited to, electronic receiving/transmitting devices) connected to assets mentioned under Clause 2.1(a)(ii) above; and

(vii)                           all coaxial cables and optical transmission systems (optical fibre and related optical nodes and other related equipment) connecting electronic devices as set out under Clause 2.1(a)(ii) above and Antenna Devices as set out in Clause 2.1(a)(v) above;

(b)                                 all coaxial cables (i) marked „KX” and additionally marked with a telephone receiver symbol and (ii) situated in the Region;

(c)                                  all equipment connected to the coaxial cables mentioned under Clause 2.1(b) above, in particular, but not limited to, cable couplings (Muffen), splitter, taps, cable connectors and HCPs;

(d)                                 all street cabinets situated in the Region and which are identified by features referred to under (i) to (iii) below:

(i)                                     being marked on the outside “KVZ 82” or “KVZ 83” or “KVZ 86”;

(ii)                                  having a socket (Sockel) with holes for air supply (Lufteinlassöffnungen); and

(iii)                               containing a standardised box made of pressure die-casting (BK-Verstärkergehäuse aus Druckguss, abbreviated BKVrGeh) with the approximate dimensions: width 61cm x height 44cm x depth 19cm);

including all technical equipment installed or stored in each of such street cabinets, but excluding, power meters and the part of the incoming power supply cables from the entering points of such cable into the street cabinets up to its connection to the power supply unit (Netzteil);

(e)                                  all optical transmission systems (optical fibre and related optical nodes and other related equipment) as set out under Schedule 4;

(f)                                    all assets situated in the premises as described in the site maps attached hereto in Schedule 1 Part 2; and

(g)                                 all of the following assets situated in the locations set out in the list of locations shown on the CD-ROM being enclosed to this Agreement as Schedule 1 Part 3:

(i)                                     all coaxial cables, other than those set out under Clause 2.1(b), which

(A)                              are directly or indirectly (in case of interconnected amplifiers, splitters, taps or other equipment) connected to a HCP; and

(B)                                start at a HCP and end at the sockets (Antennensteckdosen) in the supplied flats (or vice versa); and

(ii)                                  all equipment connected to the coaxial cable mentioned in this Clause 2.1(g) such as amplifiers, splitters, taps and the sockets (Antennensteckdosen).

In addition, the Transferor hereby also represents and warrants that after the date of the respective Transfer Agreement and on or before the Effective Date it has transferred either full title (Eigentum), or title in the form of co-ownership (Miteigentum) or inchoate rights (Anwartschaftsrecht), to Deutsche Bank AG London in any and all assets of the same kind, or similar to those specified in Clause 2.1 (a) to (g) (each inclusive) above located in any of the Security Locations, and, as the case may be, labelled as specified in Clause 2.1(a)(i) above (collectively the Future Transferred Assets) (the Original Transferred Assets and the Future Transferred Assets collectively the Present Security Assets).  According to the terms of the Release Agreement, Deutsche Bank AG London will transfer the Present Security Assets to the Security Agent as of the Effective Date.

2.2                               The Transferor hereby transfers full title (Eigentum) in any and all Future Security Assets to the Security Agent and title in such Future Security Asset shall pass in accordance with Clause 2.4 to 2.6 below.

2.3                               To the extent that the Transferor holds, or will in future hold, title in the form of co-ownership (Miteigentum) in respect of the Future Security Assets or part thereof, it herewith transfers such ownership rights to the Security Agent.  Additionally, the Transferor transfers and assigns to the

Security Agent all inchoate rights (Anwartschaftsrechte) it holds, or will hold in future, in respect of the Future Security Assets.

2.4                               In relation to the Future Security Assets referred to under Clause 2.1(a)(iii), (vi) and (vii), Clause 2.1(b), Clause 2.1(d), Clause 2.1(f) and Clause 2.1(g), any ownership rights (Eigentum), co-ownership rights (Miteigentum) or inchoate rights (Anwartschaftsrechte) in respect of assets brought to any of the Security Locations in future will be automatically transferred to the Security Agent at the time such assets are actually brought to any of the Security Locations.

2.5                               In relation to any assets referred to under Clause 2.1(a)(i), (ii), (iv) and (v), any ownership rights (Eigentum), co-ownership rights (Miteigentum) or inchoate rights (Anwartschaftsrechte) in respect of such assets brought to the Security Locations or actually labelled in future will be automatically transferred to the Security Agent at the latter of the points in time such assets are actually brought to the Security Locations or such assets are actually labelled (to the extent applicable).

2.6                               In relation to any assets referred to under Clause 2.1(c), any ownership rights (Eigentum), co-ownership rights (Miteigentum) or inchoate rights (Anwartschaftsrechte) in respect of such assets connected to any of the Security Assets referred to under Clause 2.1(b) in future will be automatically transferred to the Security Agent at the time such assets are actually connected to any of the Security Assets referred to under Clause 2.1(b).

2.7                               In relation to any assets referred to under Clause 2.1(e), any ownership rights (Eigentum), co-ownership rights (Miteigentum) or inchoate rights (Anwartschaftsrechte) in respect of such assets listed in Schedule 4 shall pass to the Security Agent at the time of execution of this Agreement.

2.8                               The Security Agent accepts such transfers and assignments.

2.9                               Whenever an asset has been labelled as set out in Clause 2.1 above, any label of DTAG additionally attached to such asset - indicating its former ownership - shall be disregarded for the purpose of determining a Security Asset.

2.10                        The Parties herewith

(a)                                  acknowledge the release and transfer of any and all Present Security Assets from Deutsche Bank AG London to the Security Agent pursuant to the terms of the Release Agreement upon the Effective Date and according to the Transferor’s instruction; and

(b)                                 agree and confirm that the Transferor holds the Present Security Assets as lessee free of charge (Leihe) on behalf of the Security Agent as indirect possessor of such assets (mittelbarer Besitzer) pursuant to and in accordance with the terms of this Agreement as a substitute for the delivery of all Present Security Assets.

3.                                      SUBSTITUTION FOR DELIVERY

3.1                               As a substitute for the delivery of all Security Assets to the Security Agent, the Transferor and the Security Agent (as indirect possessor (mittelbarer Besitzer)) herewith agree that the Transferor will hold the Security Assets for the Security Agent as lessee free of charge (Leihe).

3.2                               To the extent that third parties obtain actual possession (unmittelbarer Besitz) of the Security Assets, the Transferor hereby transfers and assigns to the Security Agent any existing or future claims it may have for the surrender of the Security Assets.  The Security Agent accepts such assignments.

4.                                      AGREEMENT ON TRANSFER OF TITLE

4.1                               The Parties are in agreement that any and all asset which is of the same kind as those specified in Clause 2.1 (a) to (g) (each inclusive) above and located in any of the Security Locations, and, as the case may be, labelled as specified in Clause 2.1(a)(i) above but that has neither been transferred pursuant to the terms of this Agreement nor of the Release Agreement shall constitute security property (Sicherungseigentum) of the Security Agent as of the date of execution of and entering into this Agreement.

4.2                               As a substitute for the delivery of such assets referred to in Clause 4.1 above to the Security Agent, the Transferor and the Security Agent (as indirect possessor (mittelbarer Besitzer)) herewith agree that the Transferor will hold such assets referred to in Clause 4.1 above for the Security Agent as lessee free of charge (Leihe).

4.3                               To the extent that third parties obtain actual possession (unmittelbarer Besitz) of such assets referred to in Clause 4.1 above, the Transferor hereby transfers and assigns to the Security Agent any existing or future claims it may have for the surrender of such assets.  The Security Agent accepts such assignments.

5.                                      SECURITY PURPOSE

The Security Assets shall serve as collateral to secure the prompt and complete satisfaction of any and all Secured Claims.

6.                                      IDENTIFICATION OF ASSETS

6.1                               The Transferor shall provide the Security Agent on no later than the fifth Business Day following the end of a calendar quarter for that calendar quarter, or at shorter intervals if so requested by the Security Agent in order to permit the safeguarding of its legitimate interests, with a list of those assets which have become Future Security Assets during that calendar quarter.

6.2                               The Transferor shall have the right to deliver the relevant lists on a readable and compatible disk.  The Security Agent may contact the Transferor from time to time with a view to agreeing the necessary details.

6.3                               For the avoidance of doubt, the Security Agent shall also be entitled to any and all Security Assets if for any reason whatsoever such Security Assets are not, or are incompletely contained in any of the lists provided to the Security Agent pursuant to Clause 6.1 above.

6.4                               If the Transferor employs a third party for its bookkeeping and/or data-processing, the Transferor hereby irrevocably authorises the Security Agent to obtain the lists of Security Assets provided pursuant to Clause 6.1 above directly from such third party at the Transferor’s expense.  The Transferor hereby undertakes to instruct the third party to provide the Security Agent upon the Security Agent’s demand with such information and documents as the Security Agent requests.

7.                                      LOCATION OF SECURITY ASSETS

7.1                               The Transferor is obliged to keep the Security Assets in the Security Locations specifying the respective Security Asset.  The Transferor shall deal carefully with the Security Assets and shall give due regard to all necessary care and maintenance of the Security Assets at its own expense.

7.2                               Purely for the purpose of locating the individual cables transferred hereunder, information regarding the exact location of each cable is stored in electronic form (network plans) on data carriers situated in the locations set out in Schedule 5 hereto.  For the avoidance of doubt, the validity of any transfer of title hereunder shall not be affected by any inaccuracy or incompleteness of the information available to the Security Agent pursuant to this Clause 7.2.

7.3                               The Security Agent has the right to mark the Security Assets as its property.  The Transferor shall keep accurate records of the Security Assets transferred and assigned to the Security Agent.

7.4                               A removal of Security Assets from the Security Locations specifying the respective Security Asset, or a disposal of Security Assets, other than removals or disposals in the ordinary course of business, are only allowed with the prior written consent of the Security Agent.

7.5                               The Transferor undertakes with respect to any and all Security Locations (or part thereof) which have been rented by it under rental agreements (each a Rental Agreement):

(a)                                  to submit to the Security Agent at the date hereof a current copy of each Rental Agreement which entitles the Transferor to use the Security Location (or part thereof);

(b)                                 to notify the Security Agent promptly of any amendments to a Rental Agreement;

(c)                                  to notify the Security Agent promptly of the non-payment of any rent due and payable under a Rental Agreement; and

(d)                                 to inform the lessor under a Rental Agreement in writing of the fact that the Security Assets have been transferred for security purposes to the Security Agent.

7.6                               The Security Agent is entitled, but not obliged, to make any payment due and payable under a Rental Agreement to the relevant lessor on behalf and at the expense of the Transferor.

8.                                      RIGHTS OF THE SECURITY AGENT TO EXAMINE THE SECURITY LOCATIONS

8.1                               The Security Agent or any representative of its choice is entitled to inspect the Security Assets, the Security Locations and any documentation or records concerning the Security Assets on reasonable notice and during normal business hours.  The Transferor shall provide all necessary information and allow access to the relevant books and documentation and any of the Security Locations respectively.

8.2                               If the Security Assets are possessed by a third party, such third party shall be instructed by the Transferor to allow access to the Security Assets by the Security Agent.

9.                                      RESERVATION OF TITLE

The Transferor shall extinguish any reservation of title arising during the normal course of business by settling the purchase price when due for the Security Assets affected by such reservation of title.  The Security Agent is entitled but not obliged to make such payments on behalf of the Transferor, in which case title to such Security Assets shall pass from any holder of such reservation of title directly to the Security Agent.

10.                               TAKING POSSESSION BY THE SECURITY AGENT

The Security Agent is entitled to recover the Security Assets upon the occurrence of an Event of Default which is continuing.

11.                               ENFORCEMENT AND REALISATION

11.1                        If (i) an Event of Default has occurred, (ii) the Facility Agent has declared all amounts payable under the Finance Documents immediately due and payable and (iii) the Event of Default has not been remedied within 5 (five) Business Days after the Facility Agent has declared all amounts payable under the Finance Documents immediately due and payable.

11.2                        The Security Agent will notify the Transferor of its intention to realise the Security Assets by giving 5 (five) Business Days’ notice.  Such notice period is not necessary if the Borrower has generally ceased to make payments or the commencement of insolvency proceedings has been filed against the Borrower.

11.3                        The Security Agent is entitled to sell the Security Assets by way of private sale or private auction on its own account or on behalf of the Transferor.  The Security Agent will take into consideration the legitimate interests of the Transferor.  The Security Agent is also entitled to demand from the Transferor, that the Transferor realises the Security Assets in the best way possible or helps with the realisation.  In that event the Transferor is obliged to transfer promptly all proceeds resulting from such realisation to the Security Agent.

11.4                        After the realisation of the Security Assets the Security Agent will employ the proceeds, in accordance with the provisions of the Priority Agreement, to cover the Secured Claims.  If the proceeds of the realisation are subject to turnover tax, the Security Agent will submit a credit note to the Transferor to the effect that such credit note is to be seen as an invoice for the delivery of goods. It shall in any event meet the requirements of German turnover tax law.

11.5                        The Security Agent may determine which of several securities, if applicable, shall be used to satisfy the Secured Claims.  The proceeds resulting from the enforcement will be distributed by the Security Agent in accordance with the relevant provisions of the Security Trust Agreement.

12.                               UNDERTAKINGS

12.1                        The Transferor undertakes:

(a)                                  to re-execute the transfer for security purposes of any of the Security Assets which has not been validly transferred hereunder or the transfer of which turns out to be invalid or unenforceable; and

(b)                                 to transfer any assets which should have been transferred for security purposes to the Security Agent under any of the Security Documents but which, for whatever reason, have not been validly transferred to the Security Agent.

12.2                        The Transferor and the Security Agent agree that any Security Asset, or any other asset which should have been transferred to the Security Agent for security purposes, which has not been validly transferred to the Security Agent, shall be treated as between the Transferor and the Security Agent as if it had been validly transferred for security purposes to the Security Agent, and shall be forthwith held on trust by the Transferor for the benefit of the Security Agent.

13.                               FURTHER UNDERTAKINGS

The Transferor undertakes:

(a)                                  to accurately label all assets referred to under Clause 2.1(a)(i) and (v) to indicate its property;

(b)                                 to continue using the features specifying an asset as a Security Asset in accordance with Clause 2.1 above for all assets of the respective kind;

(c)                                  to inform the Security Agent promptly of any subsequent material adverse changes in the value of any of the Security Assets taken as a whole;

(d)                                 to inform the Security Agent promptly of any subsequent changes to the Security Location;

(e)                                  to provide the Security Agent promptly at its request with all information and documents it may reasonably require in relation to the Security Assets taken as a whole;

(f)                                    to notify the Security Agent promptly of any event or circumstance other than interpretation of laws which affects or is reasonably likely to affect the validity or enforceability of this Agreement;

(g)                                 to use all reasonable best efforts to receive a written confirmation from Deutsche Telekom Aktiengesellschaft that Deutsche Telekom Aktiengesellschaft has received the notice of the accession to each Service Level Agreement by the Security Agent;

(h)                                 at its own expense, to execute and do all such assurances, acts and things as the Security Agent may reasonably require:

(i)                                     for perfecting or protecting the security intended to be afforded by this Agreement; and

(ii)                                  if the Security granted hereunder has become enforceable, for facilitating the realisation of all or any part of the assets which are subject to this Agreement and the exercise of all powers, authorities and discretions vested in the Security Agent, and in particular to execute all transfers, conveyances, assignments and releases of that property whether to the Security Agent or to its nominees and give all notices, orders and directions which the Security Agent may reasonably think expedient; and

(i)                                     to refrain from any acts or omissions which might damage or result in a loss of the Security Assets.

14.                               REPRESENTATIONS AND WARRANTIES

The Transferor represents and warrants to the Security Agent that:

(a)                                  the specification of the premises set out in Schedule 1 hereof is a complete and accurate specification of all premises the Transferor uses in order to operate its cable net work business at the date of this Agreement or to keep or deposit moveables;

(b)                                 except for the Present Security Assets, either the Transferor or the Security Agent hold either full title (Eigentum), or title in the form of co-ownership (Miteigentum), or title in the form of joint ownership (Gesamthandseigentum), or inchoate rights (Anwartschaftsrecht), in all Security Assets kept or deposited in the Security Locations set out in Schedule 1 Part 2 hereof;

(c)                                  all Security Assets owned by the Transferor and kept or deposited in the Security Location set out in Schedule 1 Part 1 hereof are accurately labelled to indicate the Transferor’s property;

(d)                                 except for the Present Security Assets, either the Transferor or the Security Agent hold either full title (Eigentum), or title in the form of co-ownership (Miteigentum), or title in the form of joint ownership (Gesamthandseigentum), or inchoate rights (Anwartschaftsrecht), in all

Security Assets labelled to indicate the Transferor’s property and kept or deposited in the Security Location set out in Schedule 1 Part 1 hereof; and

(e)                                  after due inquiry (e.g. research within the Transferor, confirmation by cable suppliers and spot checks) to the best of its knowledge, it is not aware of other cables marked “KX” and marked with a telephone receiver symbol in the Region other than those owned by the Transferor or by the Security Agent.

15.                               INSURANCE OF THE SECURITY ASSETS

15.1                        Obligation to insure

The Transferor undertakes at its own expense to keep the Security Assets insured in accordance with the Credit Agreement.

15.2                        Assignment

The Transferor hereby assigns any and all rights and claims under the present and future insurances (other than liability insurance claims (Haftpflichtversicherungsansprüche)) regarding the Security Assets.  The Transferor undertakes to notify the relevant insurer(s) of the assignment of the insurance claims concerning the Security Assets constituted in connection with and pursuant to the respective Finance Documents and to provide the Security Agent with a copy of such notification letter and the requested return receipt.  Notwithstanding such assignment the Transferor will continue to be obliged under the respective insurance contracts with the proviso that the Transferor is not entitled to terminate any of the insurance contracts without the prior written consent of the Security Agent unless the policy replacing the terminated policy is made subject to the provisions contained in this Clause 15.  Insofar as additional declarations and actions are necessary for the assignment of the insurance claims the Transferor shall, at the Security Agent’s request, make such additional declarations or undertake such actions.

15.3                        Insurance Policy

The Transferor undertakes to require the insurer(s) to issue, and submit to the Security Agent, at the Transferor’s expense, a certificate of insurance (Sicherungsschein and Sicherungsbestätigung, as the case may be) for the benefit of the Security Agent together with the premium receipts or other evidence of the payment thereof.

To the extent the Transferor is not, or not sufficiently, insured, the Security Agent has the right to insure the Security Assets at their full value from time to time at the Transferor’s expense.

16.                               THIRD PARTY RIGHTS

If and to the extent that there exists, in relation to the Security Assets, a pledge by law (gesetzliches Pfandrecht) in favour of any third party, the Transferor shall, at the Security Agent’s reasonable request, promptly provide that all sums properly due to such third party have been duly paid.  The Security Agent shall be entitled to make such payments if and to the extent that the Transferor does not provide promptly such evidence.

17.                               RELEASE OF SECURITY

17.1                        Release

After the full and complete satisfaction of all Secured Claims, the Security Agent shall promptly, at the cost and expense of the Transferor, retransfer to the Transferor the Security Assets and surrender the excess proceeds, if any, resulting from any realisation of the Security Assets or part thereof.  The Security Agent will, however, transfer any Security Assets to a third party to the extent that it is obliged to do so.

Even prior to the full and complete satisfaction of all Secured Claims, the Security Agent is obliged to release upon the Transferor’s request all or part of the Security insofar as the realisable value of the Security and any other security given to the Security Agent or the other Finance Parties with respect to the Secured Claims exceeds, not only temporarily, the Secured Claims by more than 10%.  The Security Agent may, at its discretion, determine which part of the Security shall be released.

18.                               INDEMNITY

18.1                        Liability for Damages

The Security Agent shall not be liable for any loss or damage suffered by the Transferor save in respect of such loss or damage which is suffered as a result of the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Security Agent.

18.2                        Indemnification

The Transferor will indemnify the Security Agent and the other Finance Parties and keep the Security Agent and each of the other Finance Parties indemnified against any losses, actions, claims, expenses, demands and liabilities which may be incurred by or made against the Security Agent of any of the other Finance Parties as a result of any breach of the Transferor of any of its obligations or undertakings herein except to the extent that such losses, actions, claims, expenses, demands or liabilities have resulted from the gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) of the Finance Parties or the Security Agent.

18.3                        This Clause 18 shall survive the termination of this Agreement under Clause 20 or otherwise.

19.                               SUCCESSORS

This Agreement shall be binding upon the Parties hereto and their respective successors in law.  The Security Agent shall be entitled to assign or otherwise transfer any and all of its rights and duties under this Agreement to third parties.  The Transferor is not entitled to any such transfer without the prior written consent of the Security Agent.

20.                               DURATION AND INDEPENDENCE

20.1                        Duration

This Agreement shall remain in full force and effect until the full and complete payment and discharge of the Secured Claims.  This Agreement shall not cease to exist, if any payments made in satisfaction of the Secured Claims have only temporarily discharged the Secured Claims.

20.2                        Continuing Security

This Agreement shall create a continuing security which means that no change or amendment whatsoever to any Finance Document or in any document or agreement related to it shall affect the validity of this Agreement.

20.3                        Independence

This Agreement is independent from any other security or guarantee which may have been or will be given to the Security Agent and/or or any of the other Finance Parties with respect to any obligation of any of the Borrower under the Finance Documents.  None of such other securities or guarantees shall prejudice, or shall be prejudiced by, or shall be merged in any way with, this Agreement.

21.                               THE SECURITY TRUST AGREEMENT

The provisions of the Security Trust Agreement shall apply to this Agreement provided that in the event of any conflict between the provisions of this Agreement and the provisions of the Security Trust Agreement, the provisions of this Agreement shall prevail.

22.                               COSTS AND EXPENSES

The Transferor must pay to each Finance Party the amount of all costs and expenses (including the costs and expenses of legal advisers) incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

23.                               PARTIAL INVALIDITY; WAIVER

23.1                        Invalidity

If any provision of this Agreement or any part therof should be or become invalid or unenforceable, this shall not affect the validity of the remaining provisions hereof.  The invalid or unenforceable provision shall be replaced by that provision which best meets the intent of the replaced provision.

23.2                        Waiver

No failure to exercise, nor any delay in exercising, on the part of the Security Agent, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise thereof or the exercise of any other right or remedy.  The rights and remedies provided hereunder are cumulative and not exclusive of any rights or remedies provided by law.

24.                               AMENDMENTS

Changes and amendments to this Agreement, including this Clause 24 shall be made in writing.

25.                               NOTICES AND THEIR LANGUAGE

25.1                        Notices

Any notice or other communication under or in connection with this Agreement to the Transferor or the Security Agent shall be in writing and shall be delivered personally, by post or facsimile and shall be sent to the address or facsimile number of the party, and for the attention of the individual, set forth Schedule 7 or such other address or facsimile number as is notified from time to time.

25.2                        Language

Unless otherwise agreed from time to time, any notice or other communication under or in connection with this Agreement shall be in the English language or, if in any other language, accompanied by a translation into English.  In the event of any conflict between the English text and the text in any other language, the English text shall prevail.

26.                               APPLICABLE LAW; JURISDICTION

26.1                        Governing Law

This Agreement shall be governed by and construed in accordance with the laws of Germany.

26.2                        Jurisdiction

The place of jurisdiction for both parties shall be Frankfurt am Main, Germany.  The Security Agent, however, shall also be entitled to take legal action against the Transferor before any other competent court of law having jurisdiction over the Transferor or any of its assets.

SCHEDULE 1

SECURITY LOCATIONS

PART 1

PART 2

PART 3

SCHEDULE 2

REGION

Original Region Rheinland-Palatinate (Rheinland-Pfalz) Saarland (Saarland)	Excluded from Region

Cities (kreisfreie Städte):

•              Frankenthal (Pf.)

•              Kaiserslautern

•              Koblenz

•              Landau i. d. Pf.

•              Ludwigshafen a. Rh.

•              Mainz

•              Neustadt a. d. W.

•              Pirmasens

•              Speyer

•              Trier

•              Worms

•              Zweibrücken

Counties (Landkreise):

•              Ahrweiler

•              Altenkirchen

•              Alzey-Worms

•              Bad Dürkheim

•              Bad Kreuznach

•              Bernkastel-Wittlich

•              Birkenfeld

•              Bitburg-Prüm

•              Cochem-Zell

•              Daun

•              Donnersbergkreis

•              Germersheim

•              Kaiserslautern

•              Kusel

•              Ludwigshafen

•              Mainz Bingen

•              Mayen-Koblenz

•              Merzig-Wadern

•              Neunkirchen

•              Neuwied

•              Pirmasens

•              Rhein-Hunsrück-Kreis

•              Rhein-Lahn-Kreis

•              Saarlouis

•              Saarpfalz-Kreis

•              Sankt Wendel

Towns (Gemeinden):

•              Mudersbach

•              Niederfischbach

(both in Rhineland-Palatinate (Rheinland-Pfalz) but connected to broadband cablenet from a provider in North Rhine-Westphalia

(Nordrhein-Westfalen))

Towns (Gemeinden):

•              Reckenroth

•              Sauerthal

(both in Rhineland-Palatinate (Rheinland-Pfalz) but connected to broadband cablenet from a provider in Hesse (Hessen))

Original Region Rheinland-Palatinate (Rheinland-Pfalz) Saarland (Saarland)	Excluded from Region
• Südliche Weinstrasse • Trier-Saarburg • Westerwald Associated Town (Stadtverband): • Saarbrücken

SCHEDULE 3

THIRD OPTICAL TRANSMISSION SYSTEMS

empty

SCHEDULE 4

OWN OPTICAL TRANSMISSION SYSTEMS

empty

SCHEDULE 5

DATA CARRIERS OF NETWORK PLANS

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SCHEDULE 6

SECURITY TRANSFER AGREEMENTS

1.                                       Security Transfer Agreement dated 28 March 2004 between Kabel Deutschland Vertrieb und Service GmbH & Co. KG as transferor and Deutsche Bank AG as security agent;

2.                                       Security Transfer Agreement dated 13 June 2003 between Erwerbsgesellschaft Kabel Sachsen/Sachsen-Anhalt/Thüringen GmbH & Co. KG as transferor and Deutsche Bank AG London as security agent as amended and supplemented by an amendment agreement dated 28 March 2004 made between Deutsche Bank AG London as security agent, Kabel Deutschland GmbH, Kabel Deutschland Vertrieb und Service GmbH & Co. KG and Cable Holding S.à r.l.;

3.                                       Security Transfer Agreement dated 13 June March 2003 between Erwerbsgesellschaft Kabel Hamburg/Schleswig-Holstein/Mecklenburg-Vorpommern GmbH & Co. KG as transferor and Deutsche Bank AG London as security agent as amended and supplemented by an amendment agreement dated 28 March 2004 made between Deutsche Bank AG London as security agent, Kabel Deutschland GmbH, Kabel Deutschland Vertrieb und Service GmbH & Co. KG and Cable Holding S.à r.l.;

4.                                       Security Transfer Agreement dated 13 June March 2003 between Erwerbsgesellschaft Kabel Niedersachsen/Bremen GmbH & Co. KG as transferor and Deutsche Bank AG London as security agent as amended and supplemented by an amendment agreement dated 28 March 2004 made between Deutsche Bank AG London as security agent, Kabel Deutschland GmbH, Kabel Deutschland Vertrieb und Service GmbH & Co. KG and Cable Holding S.à r.l.;

5.                                       Security Transfer Agreement dated 13 June March 2003 between Erwerbsgesellschaft KABEL Berlin/Brandenburg GmbH & Co. KG as transferor and Deutsche Bank AG London as security agent as amended and supplemented by an amendment agreement dated 28 March 2004 made between Deutsche Bank AG London as security agent, Kabel Deutschland GmbH, Kabel Deutschland Vertrieb und Service GmbH & Co. KG and Cable Holding S.à r.l.;

6.                                       Security Transfer Agreement dated 13 June March 2003 between Erwerbsgesellschaft KABEL Rheinland-Pfalz/Saarland GmbH & Co. KG as transferor and Deutsche Bank AG London as security agent as amended and supplemented by an amendment agreement dated 28 March 2004 made between Deutsche Bank AG London as security agent, Kabel Deutschland GmbH, Kabel Deutschland Vertrieb und Service GmbH & Co. KG and Cable Holding S.à r.l.;

7.                                       Security Transfer Agreement dated 13 June March 2003 between Erwerbsgesellschaft KABEL Bayern GmbH & Co. KG as transferor and Deutsche Bank AG London as security agent as amended and supplemented by an amendment agreement dated 28 March 2004 made between Deutsche Bank AG London as security agent, Kabel Deutschland GmbH, Kabel Deutschland Vertrieb und Service GmbH & Co. KG and Cable Holding S.à r.l.; and

8.                                       Security Transfer Agreement dated 13 June March 2003 between Erwerbsgesellschaft KABEL Sachsen/Sachsen-Anhalt/Thüringen GmbH & Co. KG as transferor and Deutsche Bank AG London as security agent as amended and supplemented by an amendment agreement dated 28 March 2004 made between Deutsche Bank AG London as security agent, Kabel Deutschland GmbH, Kabel Deutschland Vertrieb und Service GmbH & Co. KG and Cable Holding S.à r.l.

SCHEDULE 7

ADDRESSES FOR NOTICES

To the Transferor:	Kabel Deutschland Vertrieb und Service GmbH & Co. KG Betastraße 6-8 85774 Unterföhring Germany

Att.:	Paul Thomason

Fax:	+49 89 96010 198

To the Security Agent:	The Royal Bank of Scotland plc Level 7 135 Bishopsgate London EC2M 3UR

United Kingdom

Att.:	Mark Harrison, Director, Syndicated Loans Agency

Fax:	+44 (0) 20 7085 4564

SIGNATORIES

The Transferor

KABEL DEUTSCHLAND VERTRIEB UND SERVICE GMBH & CO. KG

By:

The Security Agent and Transferee

THE ROYAL BANK OF SCOTLAND PLC

By: